EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Telkonet, Inc.

Waukesha, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161909 and 333-175737) of Telkonet, Inc. of our report dated March 30, 2020, relating to the consolidated financial statements as of December 31, 2019 and for the year ended December 31, 2019, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

BDO USA, LLP

Milwaukee, Wisconsin

March 31, 2021